UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2025

AGRIFORCE GROWING SYSTEMS, LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia	001-40578	NA
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800-525 West 8th Avenue Vancouver, BC, Canada	V5Z1C6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 757-0952

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	AGRI	The Nasdaq Capital Market

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement

On January 17, 2025, AgriForce Growing Systems, Ltd. (the “Company”) purchased assets comprising a five MW Bitcoin mining facility (on two sites) in Columbiana County Ohio (the “Facility”) from Bald Eagle County, LLC. The asset purchase price (including purchase of an option to purchase the Facility) was $4.55 million. The assets purchased consist of following assets, inter alia: Nine hundred (900) S-19 J Pro BITMAIN Antminers, transformers necessary to operate the Facility, five (5) custom 40 ft Crytpo Canman housing containers including 5 power distribution boxes, one Caterpillar trailer mounted standby generator, one Doosan trailer mounted generator set, eight shipping containers and five 1 MW natural gas generator power plants. The Company also received assignment of power purchase agreements to purchase gas at $0.04 per kWh and access leases to the realty underlying the Facility.

Item 2.01 Completion of Acquisition of Assets

See Item 1.01 above.

Item 5.02 Appointment of Officer

Effective January 21, 2025, Barrett Mooney, PhD., was appointed as the Chief Operating Officer of the Company.

Dr. Mooney has an extensive track record of growing agriculture and sustainability businesses. He currently provides strategic advisory services to growing Agriculture, Sustainability, and Defence companies. Dr. Mooney served as the CEO and Chairman of the Board for a NYSE-listed aerospace and defense company where he led the company through several major acquisitions and the transition from private to publicly traded. Prior to that, he co-founded and was CEO of HydroBio Inc., a software company that used satellite-driven image analytics to conserve water and maximize crop yields. In May 2017, he sold HydroBio Inc. to The Climate Corporation. Dr. Mooney continued to serve as a Group Product Lead for The Climate Corporation, a subsidiary of Monsanto (acquired by Bayer), where he led teams focused on using artificial intelligence to enhance crop yield and to implement a new organizational structure to improve seed sales efficiency. Additionally, Dr. Mooney has led technology teams for agricultural retail entities, served as an advisor to two venture capital firms, and as an energy efficiency engineer. From 2020-2022, he served as Director of Technology for Wilbur Ellis. In 2019 and from 2022-2023, he served as CEO of AgEagle Aerial Systems, Inc., and from 2020-2021, as the Chairman of its Board. He has had his own consulting firm since 2023 and as such has served as a consultant with various entities in a technology consulting capacity.

Dr. Mooney holds a Doctor of Philosophy in Agricultural and Biological Engineering from the University of Florida.

Dr. Mooney is being compensated at $22,500 per month plus $3500 in restricted stock units. The Company will enter into a formal employment agreement with Dr. Mooney within nine (9) months and reassess his compensation at that time..

Item 9.01 Exhibits

99.1	Press Releases dated January 21 and 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 24, 2025

AGRIFORCE GROWING SYSTEMS, LTD.

By:	/s/ Jolie Kahn
Name:	Jolie Kahn, CEO